EXHIBIT (d)(1)


AT&T [LOGO]                               AT&T 1997 Long Term Incentive Program
                                          Restricted Stock Unit Award Agreement

Pursuant to the AT&T 1997 Long Term Incentive Program (as amended, the "Plan") and the "Offer" (as defined in the Offer to Exchange dated as of September 16, 2002) of AT&T Corp. ("AT&T"), and in accordance with the terms and conditions of the Plan and your agreement to the further terms, conditions and restrictions set forth below, you have been granted, as of the date of grant set forth below, a number of restricted stock units ("Restricted Stock Units") equal to the sum of the number of Class A to I Options (as defined in the Offer to Exchange) validly tendered by you pursuant to the Offer in each class divided by the exchange factor for each such class (as provided in the Offer to Exchange), rounded to the nearest whole share. Upon vesting of each Restricted Stock Unit, you will receive one share of common stock, par value $1.00, of AT&T Corp. (the "Shares").

       Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

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Name of Participant    Social Security Number
                       or Global ID              Date of Grant
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                                                 October 29, 2002 (or such later
                                                 date to which the Offer has
                                                 been extended pursuant to the
                                                 terms of the Offer)
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Effectiveness of Agreement              This Restricted Stock Unit Award Agreement (this "Agreement") shall be effective only if and when AT&T accepts all validly tendered options pursuant to the terms of the Offer.
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Restriction Period                      The period beginning on the date of grant and ending on the Vesting Date (or the Deferred
                                        Vesting Date, as applicable) for a Restricted Stock Unit is herein referred to as the
                                        "Restriction Period" with respect to any such Restricted Stock Unit.
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Vesting Dates                           Subject to your continued employment with AT&T or one of its subsidiaries and subject to early vesting in certain circumstances set forth below, the Restricted Stock
                                        Units shall vest and become nonforfeitable as follows (each, a "Vesting Date"):
                                          -- the first twenty-five percent (25%) on November 1, 2003;
                                          -- the second twenty-five percent (25%) on November 1, 2004; and
                                          -- the remaining fifty percent (50%) on November 1, 2005.
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Fair Market Value                       "Fair Market Value" shall mean the average of the high and low share prices of AT&T common stock trading on the New York Stock Exchange on any date of determination (or, if no sales are reported on such date, in accordance with applicable tax laws), or as defined under applicable law for non-U.S. jurisdictions.
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Deferred Vesting Date                   The "Deferred Vesting Date" shall mean the later of (i) the effective date of the AT&T
                                        Comcast Transaction (as defined herein) and (ii) April 1, 2003; provided that if the AT&T
                                        Comcast Transaction has not become effective by November 1, 2003, the "Deferred Vesting
                                        Date" shall be November 1, 2003.
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Transferability                         At all times during the Restriction Period for any Restricted Stock Unit, such Restricted
                                        Stock Unit shall be nontransferable and may not be pledged, assigned or alienated in any way.
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Distribution of Shares upon             Upon expiration of the Restriction Period for any Restricted Stock Unit, AT&T will deliver
Expiration of Restriction Period        to you or your legal representative a statement reflecting ownership of the corresponding
                                        Shares in the form of book entry or certificate. You are responsible for complying with any exchange control laws or any other legal requirements applicable to you in connection with the distribution of Shares upon vesting of the Restricted Stock Units.
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Distribution upon Death                 In the case of your death, any distribution hereunder shall be made to your estate. You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of any distribution to be made hereunder in case of your death, and you may change or revoke such designation at any time. In the event of your death, any distribution hereunder that is subject to such a designation (to the extent such designation is valid and enforceable under applicable law) shall be made to such beneficiary or beneficiaries in accordance with this Agreement. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, the amount in question may be distributed to your estate, in which event neither AT&T nor any
                                        Affiliate shall have any further liability to anyone with respect to such distribution.
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                                        Impact if employment is terminated prior to    Impact if employment is terminated after the
TERMINATION OF EMPLOYMENT DUE TO:       the Deferred Vesting Date:                     Deferred Vesting Date:
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Voluntary Resignation after meeting     The number of Restricted Stock Units           The number of Restricted Stock Units
the following age and service criteria  scheduled to vest on the Vesting Date next     scheduled to vest on the Vesting Date next
(also known as "Eligibility for         following the date of termination (or, if      following the date of termination (or, if
Retirement Related Benefits"):          the date of termination is a Vesting Date,     the date of termination is a Vesting Date,
  Age        and     AT&T service       scheduled to vest on such Vesting Date)        scheduled to vest on such Vesting Date)
  ---                ------------       shall vest on the Deferred Vesting Date.       shall vest on the date of termination.
  Any age              30 years         Any other unvested Restricted Stock Units      Any other unvested Restricted Stock Units
  50                   25 years         shall be forfeited.                            shall be forfeited.
  55                   20 years
  65                   10 years
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Force Management Program                All Restricted Stock Units shall fully         All Restricted Stock Units shall fully
(company approved program)              vest on the Deferred Vesting Date.             vest on the date of termination.

Sale or Divestiture of Your Business
Unit or Outsourcing of Your Position

Death or Disability (entitling you to
disability benefits immediately upon
termination)
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Voluntary Resignation without           All unvested Restricted Stock Units shall be forfeited on the date of termination.
Eligibility or Retirement Related
Benefits

Cause or Misconduct
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Other Termination Without Cause         Same as Voluntary Resignation, with or without Eligibility for Retirement Related Benefits, as applicable.
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Transfer or Leave of Absence            Transfer to or from AT&T and any Affiliate, except a transfer to AT&T Broadband prior to the
                                        Broadband Separation (as defined below), shall not be considered a termination of employment for purposes of this Agreement. Nor shall it be considered a termination of employment for purposes of this Agreement if you are placed on a military leave or other approved leave of absence, unless the Committee shall otherwise determine.
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Transfer to AT&T Broadband              Any transfer to AT&T Broadband prior to the Broadband Separation shall cause all Restricted
                                        Stock Units to be forfeited upon your transfer.
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Change in Control                       Notwithstanding anything contained in the Plan to the contrary, none of the consummation of the Distribution of AT&T Broadband as defined in the Separation and Distribution
                                        Agreement dated as of December 19, 2001 by and between AT&T and AT&T Broadband substantially in the manner contemplated by such agreement (the "Broadband Separation"), nor the consummation of all or any portion of the transactions contemplated by the
                                        Agreement and Plan of Merger dated as of December 19, 2001 among AT&T, Comcast Corporation and the other parties thereto (the "Comcast Merger Agreement") or any of the other
                                        Transaction Documents (as defined in the Comcast Merger Agreement) substantially in the manner contemplated by such agreements (collectively, the "AT&T Comcast Transaction"), nor any other separation of AT&T's Broadband business from AT&T's Business Services and
                                        Consumer Services businesses or any similar transaction (together with the Broadband
                                        Separation, the "Separation Transactions"), shall constitute a Change in Control for purposes of this Agreement; provided, however, that any separate corporate transaction involving AT&T that otherwise would constitute a Change in Control shall be a Change in
                                        Control notwithstanding when it may occur in relation to the Broadband Separation or the
                                        Comcast Transactions, and in such event, if you are an active employee of AT&T or its
                                        Affiliate on the date of such event, all Restricted Stock Units shall vest in full as of the date of such Change in Control.
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Income Tax Withholding Requirements     At the expiration of any Restriction Period, AT&T (or your local employer, as applicable)
(Applicable to all Participants)        shall determine and report to the proper taxing authorities the ordinary income recognized by you based on the number of Restricted Stock Units vesting on such date multiplied by the Fair Market Value on such date. AT&T (and your local employer, as applicable) shall have the right to deduct or cause to be deducted from, or collect or cause to be collected with respect to, any distribution hereunder any federal, state, or local taxes and/or social insurance contributions required by law to be withheld or paid with respect to such distribution, and you or your legal representative or beneficiary shall be required to pay any such amounts. AT&T (and your local employer, as applicable) is authorized to automatically withhold an appropriate number of vested Shares to satisfy such tax and/or social insurance withholdings and distribute only the net number of Shares to you.
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Employment Rights                       Neither the Plan nor this Agreement shall be construed as giving you the right to be retained in the employ of AT&T or any Affiliate. By entering into the Agreement and accepting the grant of the Restricted Stock Units evidenced hereby, you acknowledge: (i)
                                        that the Plan is discretionary in nature, is offered on a limited basis, and may be suspended or terminated by AT&T at any time; (ii) that the grant of the Restricted Stock
                                        Unit is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units;
                                        (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when Restricted Stock Units shall be granted, the number of Shares subject to each Restricted Stock Unit, the Restricted Stock Unit price, and the time or times when each Restricted Stock Unit shall be vested, will be at the sole discretion of
                                        AT&T; (iv) that your participation in the Plan is voluntary; (v) that the value of the
                                        Restricted Stock Unit is an extraordinary item of compensation not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments; (vi) that the vesting of any Restricted Stock Unit ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Agreement and the Plan document; (vii) that the future value of the underlying Shares is unknown and cannot be predicted with certainty; (viii) in the event your employment is terminated involuntarily, for purposes of any rights received under the Plan and this
                                        Agreement, you shall be deemed terminated on the date you are no longer actively employed, and such date shall not be extended by any reasonable notice period mandated under local law; and (ix) no claim or entitlement to compensation or damages arises from the forfeiture of the Restricted Stock Units or diminution in value of the Shares distributed at vesting and you irrevocably release AT&T (and your local employer, as applicable) from any and all claims, costs, causes of action, losses or liabilities that may arise therefrom.
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Data Privacy                            You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer and AT&T and its Subsidiaries and its Affiliates for
                                        the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that AT&T and your employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in AT&T, details of all
                                        Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the
                                        Plan, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the
                                        Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you deposit any Shares acquired upon vesting of the Restricted Stock Unit. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.
                                        You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative.
                                        You understand that withdrawal of consent may affect your ability to realize benefits from the Restricted Stock Units.
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The validity, construction and effect of this Restricted Stock Unit Award Agreement shall be determined in accordance with the laws of the State of New York and applicable Federal law.
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You acknowledge that you have received copies of the Plan, as currently in effect when you elected to exchange an Eligible Option.
If you submit your election electronically, you do not need to return a copy of this Agreement.

ACCEPTED AND AGREED:
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                                                       NO SIGNATURE IS REQUIRED IF SUBMITTED ELECTRONICALLY
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EMPLOYEE SIGNATURE                                                              AT&T Corp.

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